Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our audit report dated April 29, 2024 relating to the consolidated financial statements of SunCar Technology Group Inc. and its subsidiaries, for the years ended December 31, 2023, 2022, and 2021, appearing in the Annual Report on Form 20-F of SunCar Technology Group Inc. for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore, Singapore

August 23, 2024

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